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                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and effective as of the date written below by and between DATATRAK International, Inc. (the "Company"), and Marc Shlaes (the "Employee").

                                   WITNESSETH:

         WHEREAS, on or about July 7, 1998, Employee entered into an employment agreement (the "Prior Employment Agreement") with the Company pursuant to which Employee was retained as Director North American Operations; and

         WHEREAS, as of October 1, 1999, Employee became Vice President, North American Operations, and the Company desired to retain Employee as its Vice President, North American Operations with terms and conditions of employment different from those set forth in the Prior Employment Agreement; and

         WHEREAS, the Company and Employee desire to waive compliance with the Prior Employment Agreement, as well as any and all amendments thereto, and enter into an agreement with new terms and conditions of their relationship, including an automatically renewing term of employment, which terminates only upon written notice;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Employee agree as follows:

         1. DUTIES. The Company employs Employee in the position of Vice President, Research & Development. Employee shall perform his duties under the direction of the President or other designee of the Company. Employee agrees to accept election to and serve as an officer of the Company. During the course of his employment, Employee shall at all times, faithfully, industriously and to the best of his abilities, perform all duties that reasonably may be required of him by virtue of his position and shall use all diligence to make and keep the Company's trade and/or business. Employee shall devote his full business time and efforts to the affairs of the Company.

         2. SALARY. The Company will pay Employee a base salary of One Hundred Forty Five Thousand Dollars ($145,000.00) per year in accordance with the Company's payroll practices, or in such other periodic method to which both parties agree, minus appropriate withholdings and deductions. The Company will review Employee's compensation hereunder on an annual basis, and may adjust the above-indicated level, in its sole discretion, based on Employee's performance of his duties hereunder and/or the performance of the Company. Both parties agree that the above reference to an "annual base salary" or to other benefits of




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employment, including but not limited to bonuses, does not in any way guarantee and/or add to the express length of employment of Employee, other than as set forth herein.

         3. BONUS PLANS. The Company may pay Employee additional compensation in the form of a discretionary bonus and/or pursuant to Company-established bonus plan(s) that the Company may have in effect from time to time for similarly-situated employees. The Company reserves the right to modify or cancel any bonus plan(s) that it may have in effect at any given time. The Company will be obligated to pay all amounts earned and due to Employee prior to the modification or cancellation of any established bonus plans. Any such bonus may be paid in cash, in equity securities of the Company, in stock options, or in any combination thereof at the Company's discretion.

         4. STOCK OPTION PLAN. Employee previously entered into separate stock option agreements entitling him to purchase an aggregate of 69,500 shares of Collaborative Clinical Research, Inc. common stock ("the Common Shares") . Employee shall have the right to participate in any stock option plan that the Company may have in effect for similarly-situated employees.

         5. BENEFITS. During the course of employment, Employee shall be entitled to participate in any employment benefit plans which are maintained or established by the Company for its similarly-situated employees, including enrollment in medical, dental, and life insurance policies or plans, as well as a 401(k) plan, and all paid holidays afforded to other similarly-situated employees.

         6. VACATIONS. During the course of employment, Employee shall be entitled to paid vacation time equal to fifteen (15) days, to be taken at a time or times acceptable to the Company and otherwise consistent with the terms and conditions of this Agreement and the Company's vacation pay policy.

         7. TERM AND TERMINATION OF AGREEMENT. The Term of this Agreement shall commence on the date of this Agreement and shall continue for a period of one
(1) year, (the "Initial Term"), unless sooner terminated as provided in paragraphs 7.1, 7.2, 7.3, 7.5, 7.6, or 7.7 of this Agreement. This Agreement will renew automatically for successive one (1) year periods (each, a "Renewal Period," and collectively with the Initial Term and each proceeding Renewal Period, the "Term") unless previously terminated, or unless either party gives notice of non-renewal at least 90 days prior to the commencement of such Renewal Period.

                  7.1 TERMINATION FOR DEATH. This Agreement shall terminate automatically upon the Employee's death. With the exception of any benefits under the Company's employee benefit plans, and any stock options that have vested under the Company's stock option plan(s) which may inure to the benefit of Employee's beneficiaries, upon Employee's death, the Company shall have no further obligations under the terms and conditions of this Agreement. If Employee's employment is terminated



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         pursuant to this section during the Term of this Agreement, Employee shall be entitled to his salary through the date of such termination, payment for any pro-rata bonus earned and due at the time of termination pursuant to any (if any) bonus plan(s) the Company may have in effect at the time of termination, and to any other employee benefits maintained or established by the Company for its similarly-situated employees.

                  7.2 TERMINATION FOR DISABILITY. The Company and the Employee acknowledge and agree that the essential functions of the Employee's position are unique and critical to the Company and that a disability condition which causes the Employee to be unable to perform the essential functions of his position with or without reasonable accommodations for a period in excess of one hundred twenty (120) calendar days will constitute an undue hardship on the Company. If the Company determines in good faith upon medical certification and in consultation with Employee and, if necessary or appropriate, with Employee's physician(s), that the Employee is disabled and unable to perform the essential function of his position with or without reasonable accommodations, it may give Employee written notice of its intention to terminate Employee's employment. If Employee's employment is terminated pursuant to this provision during the term of this Agreement, employee shall be entitled to his salary through the date of such termination, and to any other employee benefits maintained or established by the Company for its similarly-situated employees.

                  7.3 TERMINATION FOR CAUSE. The Company may terminate Employee's employment for cause by written notification citing the specific reasons for termination. For purposes of this Agreement, "Cause" means:

                           (1) Employee's failure to complete satisfactorily the
                  Company's routine pre-employment background check;

                           (2) Employee's conviction of a felony involving moral
                  turpitude or a felony in connection with his employment;

                           (3) Employee's theft, fraud, embezzlement, material
                  willful destruction of property or material disruption of the operations of the Company;

                           (4) Employee's use or possession of illegal drugs
                  and/or unauthorized use or possession of alcohol on Company premises or reporting to work under the influence of same; or


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                           (5) Employee's engaging in conduct, in or out of the
                  workplace, which in the Company's reasonable determination has an adverse effect on the reputation or business of the Company; or

         Under any such termination for Cause, all rights, benefits, obligation and duties of the parties hereunder shall immediately cease, except any compensation due and owing through the date of termination and/or fringe benefits that have vested on Employee's behalf prior to such termination, if any, and except for the covenants of Employee set forth in Section 8 of this Agreement.

                  7.4 SUSPENSION. In the event Employee engages in conduct subjecting Employee to potential civil or criminal liability that could have an adverse effect upon the Company's reputation or business or is related to Employee's duties and responsibilities, the Company reserves the right to immediately suspend Employee without pay, pending investigation and/or the outcome of the matter.

                  7.5 TERMINATION BY EMPLOYEE OR NON-RENEWAL BY EMPLOYEE. Employee may terminate his employment and this Agreement at any time for any or no reason upon at least thirty (30) days written notice by the Employee directly to the Company's President or other designee of the Company. Prior to and/or during any Renewal Period, Employee may also terminate this Agreement by giving a notice of non-renewal at least 90 days prior to the commencement of the next Renewal Period. Employee acknowledges and agrees that a voluntary resignation, termination or retirement by Employee prior to the expiration of this Agreement and/or a notice of non-renewal by Employee prior to and/or during any Renewal Period as described in this Section 7.5 shall result in the termination of this Agreement and all rights and obligations under this Agreement shall immediately cease, except any fringe benefits or stock options that have vested on Employee's behalf prior to such termination, and except for the covenants of Employee set forth in Section 8 of this Agreement.


                  7.6 TERMINATION OTHER THAN FOR CAUSE, DEATH, OR DISABILITY; TERMINATION BY NON-RENEWAL. During the Term of this Agreement, the Company may terminate Employee other than for Cause, Death, or Disability at any time during the Term of this Agreement, upon not less than thirty (30) days notice. Prior to and/or during any Renewal Period, the Company may also terminate this Agreement by giving a notice of non-renewal at least ninety (90) days prior to the commencement of the next Renewal Period. In the event the Company exercises its right to terminate the Employee other than for Cause, Death, or Disability at any time during this Agreement, during the Term of this Agreement as described in this Section 7.6, and/or gives a notice of non-renewal prior to



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         and/or during any Renewal Period as described in this Section 7.6,
         Employee shall at the time of such termination be entitled to receive his salary through the date of such termination and for a period of one
         (1) year after such termination.

                  7.7 CHANGE OF CONTROL. If a Change of Control (as defined in this paragraph) shall occur during the Term of this Agreement, and Employee's employment is not continued by the purchaser or successor, Employee shall at the time of such non-continuation of employment be entitled to receive his salary through the date of such non-continuation and for a period of one (1) year after such non-continuation. For purposes hereof, the term "Change of Control" shall mean (A) the sale of all or substantially all of the assets of the Company, (B) the sale of a majority of the outstanding shares of capital stock of the Company entitled to vote in a single transaction or series of related transactions (except with respect to a public offering of the Company's shares of capital stock), (C) the consummation of a merger, consolidation or similar transaction involving the Company in which the holders of the Company's capital stock immediately prior to the transaction do not retain at least a majority of the voting power of the Company surviving the merger or its parent Company, or (D) the complete liquidation or dissolution of the Company.



8.       RESTRICTIVE COVENANTS OF EMPLOYEE.

                  8.1 NONCOMPETITION. During the period of Employee's employment by the Company and, (i) in the case of the termination of Employee's employment under either Section 7.6 or 7.7 hereof, for a period of twelve (12) months thereafter, or (ii) in the case of the termination of Employee's employment under any provision of Section 7 hereof other than Section 7.6 or 7.7, for a period of fifteen (15) months (the "Noncompetition Period"), Employee shall not, directly or indirectly, whether as an individual on his own account, or as a shareholder, partner, joint venturer, director, officer, employee, consultant, creditor and/or agent or otherwise, in any State of the United States in which the Company now or hereafter conducts business:

                        (iii)enter into or engage in any business including,
                  without limitation, for a clinical contract research organization (a "clinical CRO"), or otherwise perform any clinical contract research, which competes with the business now or hereafter carried on by the Company or any parent or subsidiary of, or entity controlled by the Company ("Company Affiliates");

                        (iv) solicit customers, business patronage or orders
                  from or on behalf of or perform other services for, any business, any person, firm, association,



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                  corporation or other entity, engaged in any business,
                  including without limitation, an Application Services Provider or, clinical CRO, which directly or indirectly competes with the business of the Company or any Company Affiliate; or

                        (v) promote or assist, financially or otherwise, any
                  person, firm, association, corporation or other entity, including, without limitation, an Applications Services Provider or any clinical CRO, which competes with the current or future business of the Company or any Company Affiliates; provided, however, that the foregoing covenant shall not be deemed to have been violated solely by (a) the ownership of equity securities of any entity which competes with a future business of the Company or any Company Affiliate, to the extent that such securities are acquired prior to the date that the Company or Company Affiliate commences such future business; or (b) the ownership for investment purposes of less than five percent (5%) of the equity securities of an entity which has equity securities listed on a national securities exchange or publicly traded in the over-the-counter-market.

                            8.2 CONFIDENTIALITY AND WORK PRODUCT. Employee acknowledges that during his/her employment with the Company he/she has had and will have access to confidential information, knowledge, and data regarding the business of the Company and Company Affiliates, whether received, acquired or developed by him/her or otherwise, including, without limitation, trade secrets, design information, research methods and techniques, scientific data and formulae, pricing data, customer information and all other information or data relevant to the business of the Company (collectively, except any of the foregoing which is at the time generally known to the public and which did not become generally known through the breach of any agreement restricting its disclosure, ("Proprietary Information"). Employee further acknowledges that in the course of his/her employment he/she may be producing designs, analyses, recommendations, reports, compilations, studies and other work product, acquiring information on behalf of the Company and conceive of ideas, innovations, processes and improvements relating to the business of the Company (collectively, "Work Product"). As to the ownership, disclosure and use of Proprietary Information and Work Product, Employee agrees that, from and after the date hereof:

                        (i) he/she will promptly disclose in writing to the
                  Company all Work Product;

                        (ii) all Proprietary Information, all Work Product and
                  all rights therein are and shall be the sole and exclusive property of the Company and all rights or interest of Employee therein are hereby assigned by Employee to the Company,



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                  and Employee will cooperate with and assist the Company from time to time, in any manner reasonably requested by the Company, in obtaining title or ownership therein or evidence thereof;

                        (iii) Employee shall not divulge, disclose or
                  communicate to any third party in any manner, directly or indirectly, Proprietary Information or Work Product;

                        (iv) Employee will not use for his/her own benefit or
                  purposes or for the benefit or purposes of any third party or permit or assist, by acquiescence or otherwise, any third party to use in any manner, directly or indirectly, Proprietary Information or Work Product;

                        (v) upon the termination of his/her employment, Employee
                  will promptly deliver to the Company all Proprietary Information and Work Product, including, without limitation, any reproductions, copies, abstracts, summaries or other documents or records of Proprietary Information or Work Product; and

                        (vi) Following termination of the Noncompetition Period,
                  the obligations of employee in this Section 8.2 shall continue for all Proprietary Information or Work Product of the Company or any Affiliate, whenever developed.

                  8.3 NO INTERFERENCE. During the Noncompetition Period, Employee agrees that he/she shall not:

                           (i) take any action which would interfere with the
                  contractual relationship of the Company, any Company Affiliate, customers, suppliers, employees or other which relate to the business of the Company or any Company Affiliate; or

                           (ii) take any action which would induce any employee
                  or representative of the Company or any Company Affiliate not to continue as an employee or representative of the Company or any Company Affiliate;

                           (iii) make remarks or take any other action that
                  disparages or diminishes the reputation of the Company or any Company Affiliate;

                           (iv) without limiting the generality of the
                  foregoing, without the prior written consent of the President/Chief Executive Officer, directly or indirectly employ, whether as an employee, officer, director, agent, consultant or



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                  independent contractor, any person who was an employee,
                  representative, officer or director of the Company or any Company Affiliate at any time during the six-month period prior to the date of such proposed employment; provided, however, that the covenants contained in this clause (iii) shall not apply with respect to such person terminated by action of the Company or any Company Affiliate or who has resigned their position with the Company or any Company Affiliate.

                  8.4 INJUNCTIVE RELIEF. Both parties hereto recognize that the services to be rendered by Employee to the Company are special, unique and of extraordinary character, that the market for the Company's services and products is worldwide; that through the Internet, World Wide Web, and/or other media of electronic commerce, the Company regularly transacts business worldwide; and that if Employee hereafter fails to comply with the restrictions and obligations imposed upon him/her hereunder, the Company may not have an adequate remedy at law. Accordingly, the Company, in addition to any other rights that it may have, shall be entitled to seek injunctive relief to enforce such restrictions and obligations without the necessity of posting any bond.

         9. REPRESENTATIONS OF EMPLOYEE. Employee represents and warrants to the Company that he has the capacity to enter into this Agreement that he is not a party to any agreement, arrangement or other understanding with any person or entity which might affect, restrain or conflict with the provisions of this Agreement and/or the services to be provided to the Company by Employee under this Agreement. Employee further certifies that he (i) has carefully read the entire contents of this Agreement before signing his/her name hereto, (ii) was encouraged and afforded sufficient opportunity by the Company to obtain independent legal advice prior to his executing this Agreement, (iii) fully understands all of the terms, conditions, restrictions and provisions set forth in this Agreement, particularly including, but not limited to, those restrictions contained in Section 8 hereof, (iv) agrees that such restrictions are necessary for the reasonable and proper protection of the Company's business, and (v) acknowledges that each such term, condition, restriction and provision is fair and reasonable with respect to the subject matter thereof.

         10. REFORMATION OF AGREEMENT; SEVERABILITY. In the event that any provision or term of this Agreement is found to be void or unenforceable to any extent for any reason, it is the agreed-upon intent of the parties hereto that all remaining provisions or terms of the Agreement shall remain in full force and effect to the maximum extent permitted and that the Agreement shall be enforceable as if such void or unenforceable provision or term had never been a part hereof.


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         11. ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns. Employee shall not assign this Agreement without the prior written consent of the Company.

         12. NOTICE. Any notice required under the terms of this Agreement shall be in writing, and mailed to the recipient's last known address or delivered in person. If sent by registered or certified mail, such notice shall be effective when mailed; otherwise, it shall be effective upon delivery.

         13. ENTIRE AGREEMENT; AMENDMENTS: WAIVERS. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and replaces or supersedes any previous agreement on such subject matter. It may not be changed orally, but only by agreement, in writing, signed by each of the parties hereto. Only a written instrument specifically referring to this Agreement, executed by the party waiving compliance, may waive the terms or covenants of this Agreement. The failure of the Company at any time, or from time to time, to require performance of any of Employee's obligations under this Agreement shall in no manner affect the Company's right to enforce any provisions of this Agreement at a subsequent time; and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

         14. HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the conflict of law provisions thereof.

         EXECUTED THIS ____ DAY OF July, 2002.

Date:   MARCH 5, 2003                           /s/ MARC J. SHLAES
       -----------------------------         ----------------------------------
                                              Mark J. Shlaes

                                              DATATRAK International, Inc.

Date:    NOVEMBER 22, 2002                      /s/ JEFFREY A. GREEN
      ------------------------------         ----------------------------------
                                              By: Jeffrey A. Green
                                              Title: President and CEO


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